Exhibit 10(m)

CHANGE OF CONTROL SEVERANCE AGREEMENT

THIS AGREEMENT (“Agreement”) is made on this 16 day of October, 2008 (the “Effective Date”) between WD-40 COMPANY (hereinafter the “Company”) and Jay Rembolt (hereinafter the “Executive”).

RECITALS:

Whereas, the Company has determined that the Executive is among that group of key managers whose services and participation in management may be critical in any period of transition, such as at the time of any change in control of the Company or in the face of any proposed corporate reorganization or acquisition, friendly or hostile, affecting the Company. Accordingly, the board of directors of the Company (the “Board”) has determined that it is appropriate and in the best interests of the Company and its stockholders that provisions be made to encourage the Executive’s continued attention and undistracted dedication to the Executive’s duties in the potentially disturbing circumstances of a possible change in control of the Company, by providing the Executive with some degree of personal financial security under such circumstances.

NOW THEREFORE, the parties agree as follows:

1. Change in Control: For purposes of this Agreement, Change in Control shall mean:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (C) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in subclauses (i), (ii) and (iii) of subparagraph (c) of this sentence are satisfied; or

(b) if individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) approval by the stockholders of the Company of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation (i) more than 60% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the resulting corporation owned by the Company’s stockholders, but not from the total number of outstanding shares and voting securities of the resulting corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company); (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d)(i) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (ii) the first to occur of (A) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (B) the approval by the stockholders of the Company of any such sale or disposition, other than, in each case, any such sale or disposition to a corporation, with respect to which immediately thereafter, (1) more than 60% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the transferee corporation owned by the Company’s stockholders, but not from the total number of outstanding shares and voting securities of the transferee corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company); (2) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such transferee corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of such transferee corporation and the combined voting power of the then-outstanding voting securities of such transferee corporation entitled to vote generally in the election of directors; and (3) at least a majority of the members of the board of directors of such transferee corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board providing for such sale or other disposition of assets of the Company.

2. Termination Following a Change in Control:

(a) The Executive shall be entitled to the compensation provided for in Paragraph 3 if all of the following conditions are satisfied:

(i) there is a Change in Control of the Company while the Executive is still an employee of the Company;

(ii) the Executive’s employment with the Company is terminated within two years after the Change in Control; and

(iii) the Executive’s termination of employment is not a result of (A) the Executive’s death; (B) the Executive’s Disability (as defined in subparagraph 2(b) below); (C) the Executive’s Retirement (as defined in subparagraph 2(c) below); (D) the Executive’s termination by the Company for Cause (as defined in subparagraph 2(d) below); or (E) the Executive’s decision to terminate employment other than for Good Reason (as defined in subparagraph 2(e) below). Notwithstanding the foregoing, if a Change of Control occurs and if the Executive’s employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, then the Executive shall be entitled to the compensation provided for in Paragraph 3.

(b) If, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been unable, with or without a reasonable accommodation, to perform the Executive’s duties with the Company on a full time basis for six months and if, within 30 days after a Notice of Termination (as defined in subparagraph 2(f)) is thereafter given by the Company, the Executive shall not have returned to the full time performance of the Executive’s duties, the Company may terminate the Executive’s employment for “Disability”.

(c) The term “Retirement” as used in this Agreement shall mean termination by the Company or the Executive of the Executive’s employment under circumstances whereby the Executive is otherwise entitled to receive benefits payable under the presently existing Supplemental Retirement Benefit Plan entered into between the Company and the Executive or such other nonqualified retirement benefit plan providing substantially similar benefits.

(d) The Company may terminate the Executive’s employment for Cause before or after a Change in Control. For purposes of this Agreement only, “Cause” shall mean: (i) the Executive’s commission of acts subject to prosecution as a felony involving moral turpitude; (ii) the Executive’s material breach of fiduciary duty as an executive officer of the Company which has resulted, or is likely to result, in material economic damage to the Company; or (iii) the Executive’s willful gross misconduct or willful gross neglect of duties (other than any such neglect resulting from the Executive’s incapacity due to physical or mental illness or any such neglect after the issuance of a Notice of Termination by the Executive for Good Reason, as such terms are defined in subparagraphs (e) and (f) below and as they may apply under this Paragraph 2); provided that no act or failure to act by the Executive will constitute “Cause” under clause (ii) if the Executive believed in good faith that such act or failure to act was in the best interest of the Company.

Any termination of the Executive’s employment by the Company for Cause shall be authorized by a vote of at least a majority of the independent members of the Board (as they may be determined by the Board from time to time) within 12 months of a majority of such independent members of the Board having actual knowledge of the event or circumstances providing a basis for such termination. In the case of clauses (i) and (ii) of the second sentence of this subparagraph (d), the Executive shall be given notice by the Board specifying in detail the particular act or failure to act on which the Board is relying in proposing to terminate the Executive for Cause and offering the Executive an opportunity, on a date at least 14 days after receipt of such notice, to have a hearing, with counsel, before a majority of the independent members of the Board, including each of the members of the Board who authorized the termination for Cause. The Executive shall not be terminated for Cause if, within 30 days after the date of the Executive’s hearing before the Board (or if the Executive waives a hearing, within 30 days after receiving notice of the proposed termination), the Executive has corrected the particular act or failure to act specified in the notice given under clause (ii) of the second sentence of this subparagraph (d), and by so correcting such act or failure to act the Executive has reduced the economic damage the act or failure to act has allegedly caused the Company to a level which is no longer material or has eliminated the probability that such act or failure to act is likely to result in material economic damage to the Company. No termination for Cause shall take effect until the expiration of the correction period described in the preceding sentence and the determination by a majority of the independent members of the Board that the Executive has failed to correct the act or failure to act in accordance with the terms of the preceding sentence. Other than as specified herein, the decision of a majority of the independent members of the Board of Directors with respect to any determination of the grounds for termination of the Executive’s employment for Cause shall be binding absent evidence of bad faith or manifest injustice.

(e) The Executive may terminate the Executive’s employment for Good Reason at any time following a Change in Control. For purposes of this Agreement, “Good Reason” shall mean, after any Change in Control and without the Executive’s express written consent, any of the following:

(i) a significant diminution in the Executive’s duties and responsibilities, or the assignment to the Executive by the Company of duties inconsistent with the Executive’s position, duties, responsibilities or status with the Company immediately prior to a Change in

Control of the Company, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of employment for Disability, Retirement or Cause or as a result of the Executive’s death or by the Executive other than for Good Reason;

(ii) a reduction by the Company in the Executive’s annual rate of base salary as in effect immediately prior to a Change of Control or the Company’s failure to increase (within 12 months of the Executive’s last adjustment in annual rate of base salary) the Executive’s annual rate of base salary after a Change in Control of the Company in an amount which at least equals, on a percentage basis, the average percentage increase in the annual rate of base salary most recently or then currently being effected for all other executive officers of the Company;

(iii) (A) any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, medical, dental, and other established benefit plans (“Welfare Benefit Plans”), group life insurance and retirement plans) in which the Executive is participating at the time of a Change in Control of the Company (all hereinafter referred to as “Benefit Plans”) unless the Executive receives benefits through another plan or arrangement providing the Executive with benefits, when considered in the aggregate, that are no less favorable than the benefits under all Benefit Plans available to the Executive at the time of a Change in Control, or (B) the taking of any action by the Company which would adversely affect the Executive’s participation in or materially reduce the Executive’s benefits under the Benefit Plans or otherwise deprive the Executive of any material fringe benefit or perquisite of office enjoyed by the Executive at the time of a Change in Control of the Company considered in the aggregate with all benefits so provided to the Executive;

(iv) (A) any failure by the Company to continue in effect any incentive plan or arrangement (including, without limitation, the Company’s incentive bonus and contingent bonus arrangements and credits and the right to receive performance awards and similar long and short-term incentive compensation benefits) in which the Executive is participating at the time of a Change in Control of the Company (hereinafter referred to as “Incentive Plans”), (B) the taking of any action by the Company which would adversely affect the Executive’s participation in any such Incentive Plan or reduce the Executive’s benefits under any such Incentive Plan, unless in the case of either sub clause (A) or (B) above, there is substituted a comparable plan or program that is economically equivalent, in terms of the benefit offered to the Executive, to the Incentive Plan being altered, reduced, affected or ended, or (C) any failure by the Company with respect to any fiscal year to make an award to the Executive pursuant to each such Incentive Plan or such substituted comparable plan or program in accordance with its terms or otherwise in a manner consistent with awards or benefits provided to other executive officers of the Company;

(v) (A) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company’s stock option plans and other equity incentive plans as authorized by the Board for the senior executive officers) in which the Executive is participating at the time of a Change in Control of the Company (hereinafter referred to as “Securities Plans”), or the taking of any action by the Company which would adversely affect the Executive’s participation in or materially reduce the

Executive’s benefits under any such Securities Plan or (B) any failure by the Company in any fiscal year to grant stock options, stock appreciation rights or securities awards to the Executive pursuant to such Securities Plans or otherwise in a manner consistent with awards or grants provided to other executive officers of the Company; and provided further that the material terms and conditions of such stock options, stock appreciation rights, and securities awards granted to the Executive after the Change in Control (including, but not limited to, the exercise price, vesting schedule, period and methods of exercise, expiration date, forfeiture provisions and other restrictions) are substantially similar to the material terms and conditions of the stock options, stock appreciation rights, and securities awards granted to the Executive under the Securities Plans immediately prior to the Change in Control of the Company;

(vi) a relocation of the Company’s principal executive offices to a location more than 100 miles outside of San Diego, California, or the Executive’s relocation more than 100 miles from the location at which the Executive performed the Executive’s duties prior to a Change in Control of the Company, except for required travel by the Executive on the Company’s business to an extent substantially consistent with the Executive’s business travel obligations at the time of a Change in Control of the Company;

(vii) any failure by the Company to provide the Executive with the number of annual paid vacation days to which the Executive is entitled for the year in which a Change in Control of the Company occurs;

(viii) any material breach by the Company of any provision of this Agreement;

(ix) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company;

(x) the Company or its successor no longer is required to have its common stock registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; or

(xi) any purported termination of the Executive’s employment by the Company pursuant to subparagraphs 2(b), 2(c) or 2(d) which is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph 2(f) below (and, if applicable, subparagraph 2(d) above), and for purposes of this Agreement, no such purported termination shall be effective.

For purposes of this subparagraph (e), an isolated, immaterial, and inadvertent action not taken in bad faith by the Company in violation of clauses (i) - (v), (vii) or (xi) of this subparagraph that is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not be considered Good Reason for the Executive’s termination of employment with the Company. In the event the Executive terminates the Executive’s employment for Good Reason hereunder, then notwithstanding that the Executive may also be considered retired for purposes of Benefit Plans (other than the Supplemental Retirement Benefit Plan or other non-qualified plan providing similar benefits), Incentive Plans or Securities Plans, the Executive shall be deemed to have terminated employment for Good Reason for purposes of this Agreement.

(f) Any termination of the Executive’s employment by the Company pursuant to subparagraphs 2(b), 2(c) or 2(d), or by the Executive pursuant to subparagraph 2(e) above, shall be communicated by a Notice of Termination to the other party hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

(g) “Date of Termination” shall mean (i) if the Executive’s employment is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive’s duties on a full time basis during such 30 day period), (ii) if the Executive’s employment is terminated by the Executive for Good Reason, the date specified in the Notice of Termination, and (iii) if the Executive’s employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given; provided, however, that if within 30 days after any Notice of Termination is given to the Executive by the Company, the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be a date no earlier than the date on which the Notice of Termination is given, but otherwise, if the termination is to be effective, as of the date so determined, whether by mutual written agreement of the parties or upon final judgment, order or decree of a court of competent jurisdiction.

3. Severance Compensation Upon Termination of Employment Following a Change in Control:

(a) If, pursuant to subparagraph 2(a), the Executive is entitled to the compensation provided for in this Paragraph 3, then, subject to the provisions of Paragraph 7 below, the Company shall pay to the Executive in a lump sum cash payment, the following:

(i) the Change in Control Severance Amount as defined in subparagraph 3(b) below within five days following, but not earlier than, the sixth month anniversary of the Date of Termination; plus

(ii) the Executive’s earned but unpaid base annual salary through the period ending on the Date of Termination within the time required by law for the payment of wages upon termination of employment; plus

(iii) interest, if any, on the amounts payable pursuant to clauses (i) and (ii) above calculated from the Date of Termination until paid (including interest calculated for the six month period from the Date of Termination to the date of payment pursuant to clause (i) or from the Date of Termination to the date of payment pursuant to clause (ii) if not paid when due) at a rate equal to the prime rate as published in the Wall Street Journal on the Date of Termination plus three percentage points, compounded annually.

(b) “Change in Control Severance Amount” shall mean an amount equal to the sum of (i) two times the greater of (A) the Executive’s base annual salary in effect as of the Date of Termination or (B) the average of the Executive’s base annual salary paid for the five fiscal years ending prior to the Date of Termination, plus (ii) two times the greater of (A) the annual cash bonus awarded by the Board to the Executive with respect to the Company’s most recent fiscal year ending prior to the Date of Termination or (B) the average of the annual cash bonus amounts awarded by the Board to the Executive with respect to the Company’s most recent five fiscal years ending prior to the Date of Termination.

(c) If, pursuant to subparagraph 2(a), the Executive is entitled to the compensation provided in this Paragraph 3, then the Executive will be entitled to continued participation in all Welfare Benefit Plans (as defined in subparagraph 2(e)(iii) above) in which the Executive was participating on the Date of Termination, such continued participation to be at Company cost and otherwise on the same basis as Company employees generally, until the earlier of (i) the date, or dates, the Executive receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverages and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis) or (ii) two years from the Date of Termination; provided (A) if the Executive is precluded from continuing participation in any Welfare Benefit Plan as provided in this sentence, the Executive shall be paid, in a lump sum cash payment, within 30 days following the date it is determined the Executive is unable to participate in any Welfare Benefit Plan, the after-tax economic equivalent of the benefits provided under the plan or program in which the Executive is unable to participate for the period specified in this sentence, and (B) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit (including family or dependent coverage, if applicable) on an individual basis. The Executive shall be eligible for group health plan continuation coverage under and in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, when the Executive ceases to be eligible for continued participation in the Company’s group health plan under this subparagraph (c).

4. Company Right to Terminate Employment With or Without Cause; No Obligation of Executive to Mitigate Damages; No Effect On Other Contractual Rights:

(a) Notwithstanding anything to the contrary herein, the Executive shall serve the Company at the pleasure of the Board and the Board may terminate the Executive’s employment at any time, with our without Cause subject to the Executive’s right to payment of the severance compensation provided for herein, if applicable. The Executive hereby acknowledges that this agreement does not guarantee continued employment with the Company for any period of time and upon termination of the Executive’s employment, the Executive shall have no claim for compensation or other benefits pursuant to this agreement except as specifically set forth herein following a Change of Control.

(b) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination or otherwise.

(c) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive’s existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, or other contract, plan or agreement with or of the Company.

5. Options, Securities Awards, And Incentive Awards:

(a) In the event of a Change in Control of the Company, then notwithstanding the terms and conditions of any Securities Plan or other plan, agreement or arrangement, (i) if any Securities Plan will not be continued as to the securities of the Company or as to substantially equivalent publicly traded securities of the Company or any successor entity, or (ii) if the Executive’s employment is terminated and the Executive is entitled to the compensation provided for in Paragraph 3, then the Company agrees to accelerate, vest, and make immediately exercisable in full all unexercisable installments of all options to acquire securities of the Company, to vest all unvested awards of securities of the Company and to waive any resale or other restrictions or rights of repurchase applicable to securities underlying such options or applicable to awards of securities of the Company in each case, which are held by the Executive on the date of such Change in Control, including without limitation any options or securities obtained by the Executive pursuant to any Securities Plan or securities obtained by the Executive pursuant to any discontinued Incentive Plan (as defined in subparagraph 2(e)) to the extent that the Executive may not otherwise be able to realize the expected benefits thereof upon continued employment by the Company or a publicly traded successor entity.

(b) If the provisions of subparagraph (a) of this Paragraph 5 are applicable with respect to any Securities Plan within six (6) months following a Change in Control, any options or securities obtained by the Executive pursuant to the discontinued Securities Plan or securities obtained by the Executive pursuant to any Incentive Plan as described in subparagraph (a) shall have a limited right of surrender allowing the Executive to surrender such options or securities within the 30 day period following the date on which the provisions of subparagraph

(a) first become applicable and to receive a cash payment in exchange for the surrender of such options or securities. The amount of such payment shall be equal to the sum of (i) the product of the number of securities obtained by the Executive pursuant to such Securities Plan or Incentive Plan multiplied by the greater of (x) the fair market value of the securities of the Company on the date prior to the Change in Control or (y) the per share price paid to shareholders in connection with such Change in Control (alternatively, the “Securities Price”) and (ii) the product of (a) the number of securities covered by options multiplied by (b) the positive amount, if any, equal to the Securities Price minus the exercise price. Notwithstanding the foregoing, if any such payment would result in liability under Section 16 of the Exchange Act, the right of surrender shall commence upon the earliest date it can be exercised by the Executive without liability and continue for thirty days thereafter.

6. Termination: This Agreement shall continue in effect for a period of two (2) years and shall automatically renew for successive two (2) year periods from the earlier of (a) the next scheduled termination date, unless the Board provides the Executive with a notice of non-renewal at least 6 months before the next scheduled termination date, or (b) the effective date of a Change of Control.

7. Adjustment Related to Application of Excise Tax: If the Executive is entitled to receive the compensation provided for in Paragraph 3 and any payment received or to be received by the Executive is or will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the adjustment set forth in subparagraph (a) shall be made to the payments provided for in Paragraph 3 above.

(a) If the present value of all benefits and payments to the Executive included in the determination of “parachute payments” pursuant to Section 280G(b)(2) of the Code received by or to be received by the Executive (the “Parachute Payments”) is equal to or exceeds 3 times the “base amount” with respect to the Executive as determined pursuant to Section 280G(b)(3) of the Code (the “Base Amount”), then the amount payable to the Executive pursuant to Paragraph 3 above shall be reduced so that the present value of the Parachute Payments is equal to 3 times the Base Amount minus the sum of One Hundred Dollars ($100.00.)

(b) It is the intention of the parties to this Agreement that the compensation payable to the Executive pursuant to this Agreement contingent upon a Change of Control of the Company will not result in any “excess parachute payment” to the Executive as determined under Section 280G(b) of the Code or application of the Excise Tax to any such excess parachute payment. The provisions of this Paragraph 7 shall be applied so as to carry out the parties’ intention with respect to such tax treatment. Each party agrees to take such action as may be necessary or appropriate to carry out the provisions of this Paragraph 7 and to cooperate with the other as to all required determinations, including the payment or return of any payment determined to be due to the Executive or to the Company, respectively. The Company shall pay all costs of accounting to assure compliance with the intent of this Paragraph 7.

8. Successors: The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive’s employment for Good Reason and receive the compensation provided for in Paragraph 3 above. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Paragraph 2 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

9. Survivorship: The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations and to the extent that any performance is required following termination of this Agreement.

10. Notices: Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the United States mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the Company at its head office location or the Executive at the Executive’s last known address. Either party may change its address by written notice in accordance with this paragraph.

11. Benefit of Agreement: This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee or other designee or, if there be no such designee, to the Executive’s estate.

12. Applicable Law: Except to the extent governed by the laws of the United States, this Agreement is to be governed by and construed under the laws of the State of California.

13. Captions and Paragraph Headings: Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in the interpretation of this Agreement.

14. Invalid Provisions: Should any provision of this Agreement for any reason be declared invalid, void or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

15. Entire Agreement: This Agreement contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the matters covered herein. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise relating to the matters covered herein and not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by any agreement in writing signed by the Company and the Executive.

16. Attorney’s Fees: If any action, including arbitration, is brought to enforce this Agreement or to determine the relative rights and obligations of either of the parties and a ruling is obtained in favor of either party, regardless of which party institutes the action, the prevailing party will be entitled to reasonable attorney’s fees.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“COMPANY”		“EXECUTIVE”

WD-40 COMPANY

By	/s/ GARRY O. RIDGE	/s/ JAY REMBOLT
	President/CEO	VP/CFO

By	/s/ MARIA M. MITCHELL
MARIA M. MITCHELL, Secretary

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